Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT
OPTION UNDER 1997 LONG-TERM INCENTIVE PLAN

     THIS AGREEMENT is effective as of the date specified in the Notice of Grant, attached, between Worthington Industries, Inc., an Ohio corporation (sometimes hereinafter called the “Company”), and the Optionee listed on the Notice of Grant.

W I T N E S S E T H:

     WHEREAS, the shareholders of the Company and the Company’s Board of Directors have approved the Worthington Industries, Inc. 1997 Long-Term Incentive Plan (the “Plan”);

     WHEREAS, the Committee (hereinafter called the “Committee”) appointed by the Board of Directors of the Company to administer the Plan has determined that the Optionee is eligible to participate in the Plan; and that a non-qualified stock option to acquire common shares of the Company should be granted to the Optionee upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:

Section 1. Grant of Option.

     The Company hereby grants to the Optionee a non-qualified (non-incentive) stock option (sometimes hereinafter called the “Option”) to purchase the number common shares of the Company (“Common Shares”) listed in the Notice of Grant.

Section 2. Terms and Conditions of the Option.

(A)	Option Price. The purchase price (sometimes hereinafter called the “Option Price”) to be paid by the Optionee upon the exercise of all or any part of the Option shall be the price listed in the Notice of Grant.

(B)	Option Term. The Option shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

(C)	Limitations on Exercise. The Option may not be exercised by the Optionee prior to twelve months from the date of this Agreement. Thereafter, the Optionee may exercise the Option as to the number of shares which have vested.

The vesting schedule is listed in the Notice of Grant.

Except as otherwise provided herein, the Optionee may not exercise any part of the Option unless, at the time of such exercise, the Optionee has been in the continuous employment of the Company or a subsidiary of the Company since the date of this Agreement. The Committee shall have the sole discretion to decide whether leaves of absence for government or military service, illness, temporary disability or other reasons shall be deemed not to interrupt continuous employment for purposes of this paragraph.

(D)	Effect of Termination of Employment. The Optionee shall not be entitled to exercise the Option after the Optionee ceases to be an employee of the Company or a subsidiary of the Company, except that:

(1)	Retirement. If the Optionee ceases to be an employee as a result of retirement, the vested portion of the Option may be exercised within twelve months after the date on which the Optionee ceases to be an employee (but in no event later than the date of expiration of the Option term); and

(2)	Disability. If the Optionee ceases to be an employee by reason of a disability, as determined by the Committee, the Option may be exercised within twelve months after the date on which the Optionee ceases to be an employee (but in no event later than the date of the expiration of the Option Term).

If the Option is exercised pursuant to this paragraph (D), it may be exercised by the Optionee for the number of shares for which it could have been exercised at the time the Optionee ceased to be an employee or for such greater number of shares subject to the Option as to which the Committee may authorize an acceleration of time of exercise under the Option.

(E)	Effect of Death. If the Optionee dies and at the time of his death is entitled to exercise the Option, the vested portion of the Option may be exercised within twelve months after the date of death (but no later than the date of expiration of the Option term) by the Optionee’s estate, or by a person who acquired the right to exercise such Option by bequest or inheritance. The Option may be exercised only as to the number of shares for which it could have been exercised at the time of the Optionee’s death or for such greater number of shares subject to the Option as to which the Committee may authorize an acceleration of time under the Option.

Section 3. Method of Exercise.

A.	Notice and Payment. The Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, Attn: General Counsel or Corporate Compensation Manager, specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price.

B.	Method of Payment. The purchase price shall be paid in cash or, if acceptable to the Committee in its sole discretion, (i) in Common Shares already owned by the Optionee (ii) with such other consideration as is acceptable to the Committee, valuing Common Shares and other consideration at Fair Market Value (as defined in the Plan) on the date of exercise. The Committee shall determine acceptable methods for tendering Common Shares, or other consideration and may impose such conditions on the use of Common Shares, or other consideration as it deems appropriate.

C.	Withholding Taxes. The Company and its subsidiaries shall have the right to require the Optionee to pay, or may withhold from the Optionee’s wages or from other amounts payable to such Optionee, an amount necessary to meet any federal, state or local tax withholding requirements which may arise as a result of the exercise of the Option. The Committee may permit the Optionee to deliver already owned Common Shares, or other consideration having a Fair Market Value sufficient to satisfy all or part of the withholding taxes.

D.	Delivery of Stock Certificates. After payment has been received, the Company shall take all action as is necessary to deliver appropriate share certificates evidencing the shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.

E.	Exercise by Beneficiary. In the case of exercise of the Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as the Company may deem advisable.

Section 4. Adjustment Upon Change of Shares.

     In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other events affecting the issued and outstanding shares of the Company, the Company may equitably adjust the number and class of the shares for which the Option may thereafter be exercised and/or the exercise price per share.

Section 5. Non-Assignability of the Option.

     The Option is not assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. The Option may not be exercised during the lifetime of the Optionee except by the Optionee.

Section 6. Restrictions on Exercise.

     Anything contained in this Agreement or elsewhere to the contrary notwithstanding:

(A)	The Option shall not be exercisable for the purchase of any shares subject thereto except for:

(1)	Shares subject thereto which at the time of such exercise are registered under the Securities Act of 1933, as amended (the “Act”), if required; and

(2)	Shares subject thereto in respect of which the laws of any state applicable to such exercise and purchase has been satisfied.

(B)	If any shares subject to the Option are issued upon the exercise thereof to a person who (at the time of such exercise or at any time thereafter) controls, is controlled by or is under common control with the Company, then such shares shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act or the applicable laws of any state.

(C)	The Company may cause any share certificate issued to evidence shares as to which the Option has been exercised to bear such legends and statements as the Company shall deem advisable to assure compliance with applicable federal and state laws and regulations.

(D)	Nothing contained in this Agreement or elsewhere shall be construed to require the Company to take any action whatsoever to eliminate the restrictions imposed by this Section (6) upon the exercise of the Option or upon the transfer of shares purchased upon the exercise of the Option.

Section 7. Rights of Optionee.

     The Optionee shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Option until the date of the Option is entitled to issuance of a certificate to him evidencing such shares.

Section 8. Plan as Controlling.

     All terms and conditions of the Plan applicable to non-qualified stock options which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the Plan, the Plan shall be deemed controlling.

Section 9. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 10. Rights and Remedies Cumulative.

     All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

Section 11. Captions.

     The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

Section 12. Severability.

     If any provision of this Agreement or the application of any provision thereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and in effect.

Section 13. Number and Gender.

     When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

Section 14. Entire Agreement.

     This Agreement, together with the Plan which is incorporated herein by reference, constitutes the entire Agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between any party hereto in connection with the subject matter of this Agreement. No officer, director, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

Section 15. Engaging in Competition with the Company.

     Cancellations and Forfeitures. The Committee shall have full power and authority to determine whether, to what extent, and under what circumstances, any Option shall be canceled or suspended. In particular, but without limitation, all Options of the Optionee shall be canceled if the Optionee, without the consent of the Committee, while employed by the Company, or a subsidiary, or after termination of such employment becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any of its affiliated companies as determined by the Committee.

     In the event an Optionee terminates his or her employment with the Company for any reason whatsoever, and within eighteen (18) months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any of its affiliated companies (as determined by the Committee), in its sole discretion, may require the Optionee to return to the Company the economic value of any Option which is exercised (measured at the date of exercise) by such Optionee at any time during the period beginning on that date which is six months prior to the date of such Optionee’s termination of employment with the Company.

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